UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

LIVEDEAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

LIVEDEAL, INC.
2490 East Sunset Road, Suite 100
Las Vegas, Nevada 89120
(702) 589-5200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 26, 2009

February 2, 2009
Las Vegas, Nevada

To Our Stockholders:

The 2009 Annual Meeting of Stockholders of LiveDeal, Inc. (“LiveDeal”) will be held at Regus, 71 Stevenson Street, San Francisco, California 94105, on February 26, 2009, beginning at 8:00 a.m. local time. The Annual Meeting is being held to:

1.	elect seven directors to our Board of Directors;

2.
approve an amendment to our Amended and Restated 2003 Stock Plan primarily to (i) provide for the grant of stock options under the plan and (ii) increase the number of shares available for issuance under the plan from 800,000 shares to 1,400,000 shares;

3.	ratify the appointment of Mayer Hoffman McCann P.C. as LiveDeal’s independent registered public accounting firm for the fiscal year ending September 30, 2009; and

4.	transact such other business that may properly come before the meeting and any adjournments thereof.

Only stockholders of record at the close of business on January 21, 2009 are entitled to receive notice of and to vote at the meeting or any adjournment thereof.  Your vote is important.  Note that we have enclosed with this notice (i) our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended September 30, 2008 and (ii) a Proxy Statement.  You may also access these materials online at http://www.cfpproxy.com/6300.

Your proxy is being solicited by LiveDeal’s Board of Directors.  All stockholders are cordially invited to attend our Annual Meeting and vote in person.  In order to assure your representation at the Annual Meeting, however, we urge you to complete, sign and date the enclosed proxy as promptly as possible and return it to us either (i) via facsimile to the attention of Rajeev Seshadri at (702) 939-0246, or (ii) in the enclosed postage-paid envelope.  If you attend the Annual Meeting in person, you may vote in person even if you previously have returned a proxy.

/s/Rajesh Navar
Rajesh Navar
Chairman of the Board

PLEASE VOTE – YOUR VOTE IS IMPORTANT

LIVEDEAL, INC.
2490 East Sunset Road, Suite 100
Las Vegas, Nevada 89120
(702) 589-5200

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 26, 2009

This Proxy Statement relates to the 2009 Annual Meeting of Stockholders of LiveDeal, Inc. (“LiveDeal” or the “Company”).  The Annual Meeting will be held on February 26, 2009 at 8:00 a.m. local time, at Regus, 71 Stevenson Street, San Francisco, California 94105, or at such other time and place to which the Annual Meeting may be adjourned or postponed.  The enclosed proxy is solicited by our Board of Directors.  The proxy materials relating to the Annual Meeting are first being mailed to stockholders entitled to vote at the meeting on or about February 2, 2009.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting and this Proxy Statement, including (i) the election of seven directors to our Board; (ii) a proposal to amend our Amended and Restated 2003 Stock Plan (the “2003 Stock Plan”) primarily to (A) provide for the grant of stock options under the plan and (B) increase the number of shares authorized for issuance under the plan from 800,000 shares to 1,400,000 shares; and (iii) the ratification of the appointment of our independent registered public accounting firm.  In addition, management will report on our most recent financial and operating results and respond to questions from stockholders.

Who is entitled to attend and vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, January 21, 2009, or their duly appointed proxies, are entitled to receive notice of the Annual Meeting, attend the meeting and vote the shares that they held on that date at the meeting or any postponement or adjournment of the meeting.  At the close of business on January 21, 2009, there were issued, outstanding and entitled to vote 6,195,682 shares of our common stock, par value $.001 per share, each of which is entitled to one vote.  You may not cumulate votes in the election of directors.

How do I vote?

You may vote on matters to come before the meeting in two ways: (i) you can attend the meeting and cast your vote in person; or (ii) you can vote by completing, signing and dating the enclosed proxy card and returning it to us via mail or facsimile.  If you do so, you will authorize the individuals named on the proxy card, referred to as the proxy holders, to vote your shares according to your instructions or, if you provide no instructions, according to the recommendations of our Board of Directors.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by either (i) filing with our Corporate Secretary a notice of revocation; (ii) sending in another duly executed proxy bearing a later date; or (iii) attending the meeting and casting your vote in person.  Your last vote will be the vote that is counted.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named on the proxy card will vote in accordance with the recommendations of our Board of Directors.  Our Board’s recommendations are set forth together with a description of such items in this Proxy Statement.  In summary, our Board recommends a vote FOR election of the nominated slate of directors; FOR the proposed amendment of our 2003 Stock Plan; and FOR the ratification of our independent registered public accounting firm.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our Board of Directors or, if no recommendation is given, in their own discretion.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares on the record date will constitute a quorum, permitting us to conduct our business at the Annual Meeting.  Proxies received but marked as abstentions and broker non-votes (defined below) will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether a quorum is present.

What vote is required to approve each item?

Election of Directors.  Election of a director requires the affirmative votes of the holders of a plurality of the shares for which votes are cast at a meeting at which a quorum is present.  The seven persons receiving the greatest number of votes will be elected as directors.  Since only affirmative votes count for this purpose, a properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.  Stockholders may not cumulate votes in the election of directors.

Amendment to our 2003 Stock Plan.  The approval of the proposed amendment to our 2003 Stock Plan will require the affirmative vote of a majority of the shares for which votes are cast at a meeting at which a quorum is present.  A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be treated as a vote cast and will be counted for purposes of determining whether a quorum is present.  Accordingly, an abstention will have the effect of a vote against the proposal to amend our 2003 Stock Plan.  Brokers are not entitled to use their discretion to vote uninstructed proxies with respect to approval of the proposed amendment to our 2003 Stock Plan and are not deemed a vote cast.

Ratification of Auditors.  The ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm will require the affirmative vote of the holders of a majority of the shares for which votes are cast at a meeting at which a quorum is present.  A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be treated as a vote cast and will be counted for purposes of determining whether a quorum is present.  Accordingly, an abstention will have the effect of a negative vote.  Brokers are entitled to use their discretion to vote uninstructed proxies with respect to ratification of our independent auditors.

Effect of Broker Non-Votes.  If your shares are held by your broker in “street name,” you are receiving a voting instruction form from your broker or the broker’s agent asking you how your shares should be voted.  Please complete the form and return it in the envelope provided by the broker or agent.  No postage is necessary if mailed in the United States.  If you do not instruct your broker how to vote, your broker may vote your shares at its discretion or, on some matters, may not be permitted to exercise voting discretion.  Votes that could have been cast on the matter in question if the brokers have received their customers’ instructions, and as to which the broker has notified us on a proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority, are referred to as “broker non-votes.”  Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted as a vote cast in determining the number of shares necessary for approval.  Shares represented by such “broker non-votes,” however, will be counted in determining whether there is a quorum.

Can I dissent or exercise rights of appraisal?

Under Nevada law, holders of our common stock are not entitled to dissenters’ rights in connection with any of the proposals to be presented at the Annual Meeting or to demand appraisal of their shares as a result of the approval of any of the proposals.

Who pays for this proxy solicitation?

The Company will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card and any additional solicitation materials furnished to the stockholders.  Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners.

ELECTION OF DIRECTORS
(Proposal No. 1)

General

LiveDeal’s Amended and Restated Bylaws provide that our Board of Directors shall consist of not less than three nor more than nine directors (with the precise number of directors to be established by resolution of the Board), each of whom is elected annually.  Currently, there are nine members of our Board of Directors.  Our Board, on the recommendation of our Corporate Governance and Nominating Committee, has determined that seven directors will be elected at the 2009 Annual Meeting, and has nominated seven of the nine incumbent directors for re-election.  Each director is to be elected to hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified.  If a director resigns or otherwise is unable to complete his or her term of office, the Board may elect another director for the remainder of the departing director’s term.

The Board has no reason to believe that the nominees will not serve if elected, but if they should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by our Board.

Vote Required

If a quorum is present and voting, the seven nominees receiving the highest number of votes will be elected to our Board of Directors.

Nominees for Director

The Board’s nominees are listed below.  The Board recommends that you vote FOR each of Mr. Navar, Ms. Bolton, Mr. Butler, Mr. Clarke, Mr. Edelhart, Mr. LeClaire and Mr. Sommer.

Rajesh Navar
Mr. Navar has served as the Chairman of our Board of Directors since May 22, 2008 and as a director of our Company since June 2007, when the Company acquired LiveDeal, Inc., a California entity that Mr. Navar founded.  Mr. Navar was also our President until May 13, 2008.  Prior to founding LiveDeal, Mr. Navar joined eBay in 1998, a start-up at that time, as a senior member of the engineering team.  Mr. Navar founded and built eBay’s search technology, helping build eBay into one of the world’s most successful and profitable e-commerce companies.  In September 2005, Mr. Navar was honored among Silicon Valley Business Journal’s chronicle of “40 under 40” people to watch.  Mr. Navar holds a Master’s in Business Management (Sloan Fellow) from Stanford University’s Graduate School of Business, a M.S. in Electrical Engineering from Iowa State University and a Bachelor of Engineering in Electronics Engineering from Bangalore University in Bangalore, India.  Age: 41.

Sheryle Bolton
Ms. Bolton has served as a director of our Company since October 1, 2008.  She is currently a director of Austhink Software, a private company that produces decision support software.  From November 2007 to September 2008, Ms. Bolton served as a director of Bridge Capital Holdings (NASDAQ: BBNK), a commercial bank holding company.  From 2005 to 2007, she was the founder and CEO of QUIXIT, Inc., an online gaming company.  From 1996 to 2002, Ms. Bolton was Chairman and Chief Executive Officer of Scientific Learning Corporation (NASDAQ: SCIL), a company that produces educational software designed to accelerate learning, which she led from start-up to IPO to sustainable growth.  Ms. Bolton has also been President of The Indian Creek Group, a consulting firm that advises clients on domestic and international business strategy, and a director of several other public and private companies and mutual funds.  After she took Scientific Learning Corporation public, SpringBoard Women’s Venture Capital Forum named Ms. Bolton to the first All Women’s IPO Class as one of 11 women who successfully took companies public in 1998 and 1999.  Ms. Bolton holds a Bachelor’s Degree in English and a Master’s Degree in Linguistics from the University of Georgia and an MBA from Harvard Business School.  Age: 62.

Richard D. Butler, Jr.
Mr. Butler has served as a director of our Company since August 2006.  He is a veteran savings and loan and mortgage banking executive, co-founder and major shareholder of Aspen Healthcare, Inc. and Ref-Razzer Corporation, former CEO of Mt. Whitney Savings Bank, CEO of First Federal Mortgage Bank, CEO of Trafalgar Mortgage, and Executive Officer & Member of the President's Advisory Committee at State Savings /American Savings & Loan Association. Mr. Butler attended Bowling Green University in Ohio, San Joaquin Delta College in California and Southern Oregon State College.  Age: 59.

Thomas J. Clarke, Jr.
Mr. Clarke has served as a director of our Company since November 2007.  Mr. Clarke is currently the Chief Executive Officer of TheStreet.com (NASDAQ: TSCM).  Prior to joining that company in 1999, Mr. Clarke was Chief Executive Officer of Thomson Financial Investor Relations.  At that company, Mr. Clarke oversaw the sale of what was then Technimetrics Inc. from Knight-Ridder to Thomson Corporation in 1998.  Mr. Clarke has also held management positions at companies such as McAuto Systems Corp. and Media Records.  Additionally, Mr. Clarke serves as a business information advisor for Plum Holdings L.P., an institutional venture capital firm specializing in early stage investments in media companies.  He serves on the University of Albany’s executive advisory board of the Center for Comparative Functional Genomics, and on the board of Standing Stone, Inc., developers of disease state management solutions.  Mr. Clarke holds an MBA from Hofstra University and a Bachelor’s Degree in Marketing from St. John’s University.  Age: 52.

Michael Edelhart
Mr. Edelhart has served as a director of our Company since May 22, 2008 and as our Chief Executive Officer since June 1, 2008.  Mr. Edelhart was previously Managing Director of First30 Services, LLC, a consulting firm that he founded to serve new companies in their early stages, from February 2008 until his appointment as the Company’s CEO.  Mr. Edelhart has also served as an advisor to Infovell, Inc., a technology company, and chairman of the board of Olive Software, Inc., an XML software developer.  Previously, Mr. Edelhart was Chief Executive Officer of Zinio Systems, Inc., which produces and distributes magazines in digital form, from January 2002 until June 2004.  Mr. Edelhart has also served as a senior director of an investment company, editor of various technology magazines and Internet strategies consultant to such companies as Bloomberg, Reuters and AARP.  Mr. Edelhart has also authored more than 25 books, and he holds a Bachelor of Science degree in journalism (summa cum laude) from the University of Northern Colorado.  Age: 57.

Greg A. LeClaire
Mr. LeClaire has served as a director of our Company since May 22, 2008.  Mr. LeClaire has been Chief Financial Officer and Corporate Secretary of ClearOne Communications, Inc. (NASDAQ: CLRO), a manufacturer and marketer of audio conferencing and related products, since September 2006.  From April 2006 until August 2006, Mr. LeClaire served as Vice President – Finance and Administration for LiveDeal, Inc., the Internet classifieds company that the Company acquired in 2007.  Prior to that, Mr. LeClaire was Vice President and Chief Financial Officer of Utah Medical Products, Inc. (NASDAQ: UTMD), a multi-national medical device corporation.  Mr. LeClaire has significant experience in the areas of finance and accounting, SEC reporting, Sarbanes-Oxley compliance, budgeting and financial management.  He holds a Master of Science degree in management from Stanford University’s Graduate School of Business and a Bachelor of Science degree in accounting from the University of Utah.  Age: 39.

Richard F. Sommer
Mr. Sommer has been a director of our Company since June 2, 2008.  Mr. Sommer is a former Chief Executive Officer of ZipRealty and served on the Board of Directors of ZipRealty from September 2006 until December 15, 2008.  Prior to joining ZipRealty, Mr. Sommer was the Chief Executive Officer of HomeGain.com.  In addition to his leadership of HomeGain, Mr. Sommer served as Senior Vice President of Business Development for the mortgage banking division of IndyMac Bank.  He also served as President and Managing Director of international real estate operations for Realtor.com.  Mr. Sommer also co-founded and was President and Chief Executive Officer of Accordus, a technology infrastructure company serving the health care products industry.  From 1988 until 1998, Mr. Sommer was founder, President and Chief Executive Officer of De La Cruz Occupational Healthcare.  He began his career with McKinsey & Co.  He graduated cum laude in 1983 from Princeton University with a degree in politics and was a Rhodes Scholar at Oxford University, where he earned a Master’s Degree in international political economy.  In 1990, he earned a law degree from the Stanford Law School.  Age: 46.

Our Board of Directors recommends a vote FOR the election of each of the director nominees.

BOARD INFORMATION AND DIRECTOR NOMINATION PROCESS

How often did the Board meet during fiscal 2008?

Our Board of Directors met 10 times during fiscal 2008, either telephonically or in person, and acted a number of times by written consent.  None of our directors attended fewer than 75% of the meetings of the Board held during the director’s service or of any committee on which the director served during fiscal 2008.

Director Independence

Our Board has affirmatively determined that five of the seven current directors who have been nominated for re-election at the 2009 Annual Meeting are “independent” as such term is defined under NASDAQ Marketplace Rule 4200(a)(15) and the related rules of the SEC, with Ms. Bolton, Mr. Butler, Mr. Clarke, Mr. LeClaire and Mr. Sommer being determined to be independent.  The Company’s independent directors conduct executive sessions at regularly scheduled meetings as required by NASDAQ Marketplace Rule 4350(c)(2).

How can our stockholders communicate with the Board of Directors?

Stockholders and other parties interested in communicating with the Board of Directors may do so by writing to Board of Directors, LiveDeal, Inc., 2490 East Sunset Road, Suite 100, Las Vegas, Nevada 89120.

What committees has the Board established?

Our Board of Directors has a Corporate Governance and Nominating Committee, a Compensation Committee, and an Audit Committee, each of which is a standing committee of the Board.

Corporate Governance and Nominating Committee.  The purpose of the Corporate Governance and Nominating Committee is to (i) identify individuals who are qualified to become members of our Board of Directors, consistent with criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders or to fill vacancies on the board; (ii) develop and recommend to the Board a set of corporate governance principles applicable to our Company; and (iii) oversee the evaluation of the Board and our Company’s management.  Messrs. Clarke (Chairman), LeClaire and Sommer currently serve on the Corporate Governance and Nominating Committee.  Each member of the committee satisfies the independence standards specified in Rule 4200(a)(15) of the NASDAQ Marketplace Rules and the related rules of the SEC.  Our Board of Directors has adopted a charter for the Corporate Governance and Nominating Committee, a copy of which is posted on our website at www.livedeal.com.  The committee met once during fiscal 2008.

Compensation Committee.  The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of the Company’s directors and executives, to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, as necessary, and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs including stock and benefit plans.  Messrs. Sommer (Chairman), Clarke and LeClaire currently serve on the Compensation Committee.  Each member of the committee satisfies the independence standards specified in Rule 4200(a)(15) of the NASDAQ Marketplace Rules and the related rules of the SEC.  Each of the current members of the Compensation Committee is a “non-employee director” under Section 16 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Code.  Our Board of Directors has adopted a charter for the Compensation Committee, a copy of which is posted on our website at www.livedeal.com.  The committee met four times during fiscal 2008.

Audit Committee.  The purpose of the Audit Committee is to assist our Board of Directors in overseeing (i) the integrity of our Company’s accounting and financial reporting processes, the audits of our financial statements, as well as our systems of internal controls regarding finance, accounting, and legal compliance; (ii) our Company’s compliance with legal and regulatory requirements; (iii) the qualifications, independence and performance of our independent public accountants; (iv) our Company’s financial risk; and (v) our Company’s internal audit function.  In carrying out this purpose, the Audit Committee maintains and facilitates free and open communication between the Board, the independent public accountants, and our management.  Mr. LeClaire (Chairman), Mr. Butler and Ms. Bolton currently serve on the Audit Committee.  Each member of the committee satisfies the independence standards specified in Rule 4200(a)(15) of the NASDAQ Marketplace Rules and the related rules of the SEC and has been determined by the Board of Directors to be “financially literate” with accounting or related financial management experience.  The Board has also determined that Mr. LeClaire is an “audit committee financial expert” as defined under SEC rules and regulations, and qualifies as a financially sophisticated audit committee member as required under Rule 4350(d)(2)(A) of the NASDAQ Marketplace Rules.  Our Board of Directors has adopted a charter for the Audit Committee, a copy of which is posted on our website at www.livedeal.com.  The Audit Committee met seven times during fiscal 2008.

Compensation Committee Interlocks and Insider Participation.  There were no interlocking relationships between our Company and other entities that might affect the determination of the compensation of our executive officers.

What are the procedures of the Corporate Governance and Nominating Committee in making nominations?

The Corporate Governance and Nominating Committee establishes and periodically reviews the criteria and qualifications for board membership and the selection of candidates to serve as directors of our Company.  In determining whether to nominate a candidate for director, the Corporate Governance and Nominating Committee considers the following criteria, among others:

•	the candidate’s integrity and ethical character;

•	whether the candidate is “independent” under applicable SEC, NASDAQ and other rules;

•
whether the candidate has any conflicts of interest that would materially impair his or her ability to exercise independent judgment as a member of our Board or otherwise discharge the fiduciary duties owed by a director to LiveDeal and our stockholders;

•	the candidate’s ability to represent all of our stockholders without favoring any particular stockholder group or other constituency of LiveDeal;

•
the candidate’s experience (including business experience relevant to LiveDeal and/or its industry), leadership qualities and commitment to devoting the amount of time required to be an active member of our Board and its committees; and

•	the committee’s desire to nominate directors from diverse business and personal backgrounds.

The committee has the authority to retain a search firm to identify director candidates and to approve any fees and retention terms of the search firm’s engagement, although the committee has not recently engaged such a firm.

Although the committee has not specified any minimum criteria or qualifications that each director must meet, the committee conducts its nominating process in a manner designed to ensure that the Board continues to meet applicable requirements under SEC and NASDAQ rules (including, without limitation, as they relate to the composition of the Audit Committee).

Our Board of Directors is of the view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, giving our Company the benefit of the familiarity and insight into our Company’s affairs that its directors have accumulated during their tenure, while contributing to the Board’s ability to work as a collective body.  Accordingly, the process of the Corporate Governance and Nominating Committee for identifying nominees reflects the practice of re-nominating incumbent directors who continue to satisfy the committee’s criteria for membership on the Board, who the committee believes will continue to make important contributions to the Board, and who consent to continue their service on the Board.

What are our policies and procedures with respect to director candidates who are nominated by security holders?

The Corporate Governance and Nominating Committee will consider director candidates recommended by our stockholders under criteria similar to those used to evaluate candidates nominated by the committee (including those listed above).  In considering the potential candidacy of persons recommended by stockholders, however, the committee may also consider the size, duration and any special interest of the recommending stockholder (or group of stockholders) in LiveDeal’s common stock.

Stockholders who desire to recommend a nominee for election to our Board must follow the following procedures:

•	Recommendations must be submitted to the Company in writing, addressed to our Chief Financial Officer at the Company’s principal headquarters.

•	Recommendations must include all information reasonably deemed by the recommending stockholder to be relevant to the committee’s consideration, including (at a minimum):

o	the name, address and telephone number of the potential candidate;

o	the number of shares of LiveDeal’s common stock owned by the recommending stockholder (or group of stockholders), and the time period for which such shares have been held;

o
if the recommending stockholder is not a stockholder of record according to the books and records of the Company, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder;

o
a statement from the recommending stockholder as to whether s/he has a good faith intention to continue to hold the reported shares through the date of LiveDeal’s next annual meeting (at which the candidate would be elected to the Board);

o	with respect to the recommended nominee:

▪
the information required by Item 401 of Regulation S-K (generally providing for disclosure of the name, address, any arrangements or understandings regarding the nomination and the five-year business experience of the proposed nominee, as well as information about the types of legal proceedings within the past five years involving the nominee);

▪	the information required by Item 403 of Regulation S-K (generally providing for disclosure regarding the proposed nominee’s ownership of securities of LiveDeal); and

▪
the information required by Item 404 of Regulation S-K (generally providing for disclosure of transactions in which LiveDeal was or is to be a participant involving more than $120,000 and in which the nominee had or will have any direct or indirect material interest and certain other types of business relationships with LiveDeal);

o
a description of all relationships between the proposed nominee and the recommending stockholder and any arrangements or understandings between the recommending stockholder and the nominee regarding the nomination;

o	a description of all relationships between the proposed nominee and any of LiveDeal’s competitors, customers, suppliers, labor unions or other persons with special interests regarding LiveDeal;

o	a description of the contributions that the nominee would be expected to make to the Board and the governance of LiveDeal; and

o
a statement as to whether, in the view of the stockholder, the nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of LiveDeal.

•
The nominating recommendation must be accompanied by the consent of the proposed nominee to be interviewed by the Corporate Governance and Nominating Committee and other Board members and, if elected, to serve as a director of LiveDeal.

•
A stockholder nomination must be received by LiveDeal, as provided above, not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting.

•
If a recommendation is submitted by a group of two or more stockholders, the information regarding the recommending stockholders must be submitted with respect to each stockholder in the group (as the term group is defined under SEC regulations).

What is our policy on director attendance at our Annual Meetings?

The Board does not have a formal policy regarding director attendance at the Company’s annual meeting of stockholders, but all directors are encouraged to attend.  All of our directors attended our 2008 Annual Meeting.  All directors standing for re-election anticipate attending the 2009 Annual Meeting.

How are directors compensated?

Our directors receive a base fee of $36,000 per year for their service on the Board, which is payable in monthly installments.  Additionally, committee chairpersons are paid an additional $10,000 per year, payable monthly.  Upon election to the Board, directors are generally awarded 10,000 shares of restricted common stock.

Does the Company have a code of ethics?

We have adopted a code of ethics that applies to all directors, officers, and employees of our Company, including the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer.  We have filed our code of ethics as an exhibit to our quarterly report on Form 10-QSB for the period ended March 31, 2004.  In addition, our code of ethics is posted under “Investor Relations” on our Internet website at www.livedeal.com.  We will mail a copy of our code of ethics at no charge upon request submitted to LiveDeal, Inc., Attention: Investor Relations, 2490 East Sunset Road, Suite 100, Las Vegas, Nevada 89120.  If we make any amendment to, or grant any waivers of, a provision of the code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller where such amendment or waiver is required to be disclosed under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefor on Form 8-K or on our Internet website at www.livedeal.com.

Certain Legal Proceedings Involving Directors and/or Officers of the Company

On July 16, 2008, Mr. Cunningham, the former Chairman of our Board of Directors and the Company’s Audit Committee who remains a director of the Company as of the date of this Proxy Statement, filed a complaint with the U.S. Department of Labor’s Occupational Safety and Health Administration (“OSHA”) alleging that the Company and certain members of our Board of Directors had engaged in discriminatory employment practices in violation of the Sarbanes-Oxley Act of 2002’s statutory protections for corporate whistleblowers when the Board removed him as Chairman on May 22, 2008.  In his complaint, Mr. Cunningham asked OSHA to order his appointment as Chief Executive Officer of the Company or, in the alternative, to order his reinstatement as Chairman of the Board.  Mr. Cunningham also sought back pay, special damages and litigation costs.  As previously disclosed by the Company, at the time we received the notice, our Board of Directors had already formed a Special Committee to investigate the matters raised by Mr. Cunningham in a preliminary draft of his OSHA complaint, which his attorney provided to the Company on June 26, 2008.  OSHA’s and the Special Committee’s investigations are ongoing as of the date of this Proxy Statement.

PROPOSAL TO AMEND OUR
2003 STOCK PLAN
(Proposal No. 2)

General Information

We are asking our stockholders to approve an amendment to our 2003 Stock Plan, which would (i) provide for the grant of stock options under the plan, (ii) increase the number of shares authorized for issuance under the plan from 800,000 shares to 1,400,000 shares, and (iii) ensure the plan’s technical compliance with Section 409A of the Code (collectively, the “Amendment”).  As of January 21, 2009, 214,808 shares remained available for future grants under the 2003 Stock Plan.  In January 2009, the Board of Directors, acting as the Plan Committee, approved the Amendment, subject to stockholder approval at the 2009 Annual Meeting.  The Amendment will not be effective unless and until stockholder approval is obtained.  If our stockholders approve the Amendment, the amendments to our 2003 Stock Plan set forth therein will be effective as of September 19, 2008 (the “Effective Date”).

The Board of Directors believes that the Company’s ability to grant awards (including stock options) under the 2003 Stock Plan, and as amended by the Amendment, will promote the success and enhance the value of the Company by linking the personal interest of participants to those of the Company’s stockholders and by providing participants with an incentive for outstanding performance.  The Board of Directors believes that the 2003 Stock Plan helps the Company attract, retain and motivate employees, officers and directors.  In addition, the Board of Directors believes that increasing the number of shares available for issuance under the 2003 Stock Plan is appropriate in light of the fact that the Company has repurchased and retired 465,824 shares of its common stock since October 1, 2007.  The resulting decrease in the number of shares of our common stock that are issued and outstanding will mitigate any dilutive impact on current stockholders that this proposal would otherwise have.  For those reasons, the Board of Directors believes that an increase in the number of shares available for issuance in future years, as proposed, is in the best interests of the Company and its stockholders.

The 2003 Stock Plan currently provides for the grant of restricted stock, performance share awards and performance-based awards to eligible individuals.  If the Amendment is approved, the Company will also be able to grant incentive and non-qualified stock options to eligible individuals under the 2003 Stock Plan from and after the Effective Date.  A summary of the principal provisions of the 2003 Stock Plan, as the plan is proposed to be amended, is set forth below.  The summary of the provisions set forth in the Amendment is qualified by reference to the full text of the Amendment, which is included as Appendix A to this Proxy Statement.

Administration

The 2003 Stock Plan is administered by a committee of the Board of Directors (the “Committee”).  If the Board does not appoint a Committee, the 2003 Stock Plan is administered by the Board of Directors and all references in the 2003 Stock Plan to the Committee shall refer to the Board.  The Committee has the exclusive authority to administer the 2003 Stock Plan, including the power to determine eligibility; the types and sizes of awards; the price and timing of awards; and any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an award, and accelerations or waivers thereof.

Eligibility

Persons eligible to participate in the 2003 Stock Plan include all employee and non-employee service providers of the Company or any of our subsidiaries, as determined by the Committee.

Limitation on Awards and Shares Available

An aggregate of 1,400,000 shares of our common stock would be available for grant under the 2003 Stock Plan, as amended (of which, 585,192 shares have been granted as of January 21, 2009).  Currently, 800,000 shares of our common stock are available for grant under the plan.  The maximum number of shares of common stock payable in the form of performance-based awards to any one participant for a performance period is 100,000 shares, or in the event the performance-based award is paid in cash, the maximum is determined by multiplying 100,000 by the fair market value of one share of stock as of the date of grant of the performance-based award.

Awards

The 2003 Stock Plan provides for the grant of restricted stock, performance shares and performance-based awards.  If the Amendment is approved, the Company will also be able to grant incentive and non-qualified stock options to eligible individuals under the 2003 Stock Plan from and after the Effective Date.  No determination has been made as to the types or amounts of future awards that will be granted to specific individuals under the 2003 Stock Plan.

A restricted stock award is the grant of shares of common stock at a price determined by the Committee (including zero), that is nontransferable and subject to substantial risk of forfeiture until specific conditions are met.  Conditions may be based on continuing employment or achieving performance goals.  During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee.  A grant of performance shares gives the recipient rights that are valued and payable to or exercisable by the recipient as established by the Committee upon the grant or thereafter.

Grants of performance-based awards under the 2003 Stock Plan enable the Committee to treat restricted stock awards and performance share awards granted under the 2003 Stock Plan as “performance-based compensation” under Section 162(m) of the Code and preserve the deductibility of these awards for federal income tax purposes.  Because Section 162(m) of the Code only applies to those employees who are “covered employees,” as defined in Section 162(m) of the Code, only individuals who are, or could be, covered employees are eligible to receive performance-based awards.

Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied.  These pre-established performance goals must be based on one or more of the following performance criteria: pre- or after-tax net earnings, sales or revenue, operating earnings, operating cash flow, return on net assets, return on shareholders’ equity, return on assets, return on capital, shareholder returns, gross or net profit margin, earnings per share, price per share, and market share.  These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group.  With regard to a particular performance period, the Committee shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period.  In determining the actual size of an individual performance-based award for a performance period, the Committee may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for that period.

If the Amendment is approved by our stockholders, the Committee would be authorized to grant stock options to participants in the 2003 Stock Plan.  Such stock options could be in the form of “incentive stock options” (“ISOs”) (meaning an option that is intended to meet the requirements of Section 422 of the Code) or “non-qualified stock options” (meaning an option that is not intended to be an incentive stock option).  In no event will the exercise price per share of our common stock under any option granted be less than the fair market value of such share of common stock as of the date of grant.  The Committee will generally have broad discretion to determine the terms and conditions of grants of stock options, including the exercise period (subject to a limit of 10 years).

To the extent that any stock options were granted under the 2003 Stock Plan prior to our stockholders approval of the Amendment, such awards are expressly conditioned upon stockholder approval.

Amendment and Termination

The Committee, subject to approval of the Board of Directors, may terminate, amend, or modify the 2003 Stock Plan at any time; provided, however, that stockholder approval must be obtained for any amendment to the extent necessary to comply with any applicable law, regulation or stock exchange rule.

Federal Income Tax Consequences

The information set forth above is a summary only and does not purport to be complete.  In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change.  Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.  The 2003 Stock Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Non-qualified Stock Options

Generally, there is no taxation upon the grant of a nonqualified stock option.  On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price.  If the optionee is our employee or an employee of an affiliate, that income will be subject to withholding tax.  The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

Incentive Stock Options

Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO.  In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the “Required Holding Period,” the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a “Disqualifying Disposition,” the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price.  However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale.  If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised.  If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share.  If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year.  In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period.  However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock.  If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock, as is the case with our grant of shares of restricted stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock.  A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.  Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Section 162 Limitations

Section 162(m) denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million.  It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.  For purposes of Section 162(m), the term “covered employee” means our principal executive officer and our three highest compensated officers as of the end of a taxable year as disclosed in our filings with the SEC.  Certain kinds of compensation, including qualified “performance-based” compensation, are disregarded for purposes of the Section 162(m) deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to certain stock awards will qualify as performance-based compensation if the award is granted by a committee of the Board of Directors consisting solely of “outside directors” and the stock award is granted (or exercisable) only upon the achievement (as certified in writing by the committee) of an objective performance goal established in writing by the committee while the outcome is substantially uncertain, and the material terms of the plan under which the award is granted is approved by stockholders.  A stock option may be considered “performance-based” compensation as described in previous sentence or by meeting the following requirements: the incentive compensation plan contains a per-employee limitation on the number of shares for which stock options may be granted during a specified period, the material terms of the plan are approved by the stockholders, and the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.

The regulations under Section 162(m) require that the directors who serve as members of the Committee must be “outside directors.”  This limitation would exclude from the Committee directors who are (i) our current employees or those of one of our affiliates, (ii) our former employees or those of one of our affiliates who is receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) our current and former officers or those of one of our affiliates, (iv) directors currently receiving direct or indirect remuneration from us or one of our affiliates in any capacity other than as a director, and (v) any other person who is not otherwise considered an “outside director” for purposes of Section 162(m).  The definition of an “outside director” under Section 162(m) is generally narrower than the definition of a “non-employee director” under Rule 16b-3 of the Exchange Act.

New Plan Benefits

Benefits granted to our employees and other eligible persons under the 2003 Stock Plan are made on a discretionary basis by the Committee.  Accordingly, it is not possible to determine the benefits that will be received by our executive officers and other plan participants in fiscal 2009.  As of the date of this Proxy Statement, no awards have been granted under the 2003 Stock Plan on the basis of the share increase provided for in the Amendment.

Stock Options and Restricted Stock

The table below shows, as to our Named Executive Officers (as defined elsewhere in this Proxy Statement) and the other individuals and groups indicated, the (i) grants of restricted stock and (ii) number of shares of common stock subject to option grants made under the 2003 Stock Plan, for our 2008 fiscal year, together with the weighted average exercise price payable per share in the case of the stock options.

Plan Benefits

2003 Stock Plan

Name and Position	Restricted Stock Grants	Number of Shares Underlying Option Awards	Weighted Average Exercise Price

Michael Edelhart, Chief Executive Officer	10,000	150,000	$1.90

Daniel L. Coury, Sr., Former Chief Executive Officer	-	-	-

Rajesh Navar, Former President	-	-	-

Gary L. Perschbacher, Chief Financial Officer	-	-	-

John Raven, President and Chief Operating Officer	-	-	-

All Executive Officers as a Group	10,000	150,000	$1.90

All Non-Executive Directors as a Group	30,000	-	-

All Non-Executive Officer Employees as a Group	-	-	-

Vote Required for Approval of Amendment

Approval of the Amendment requires the affirmative vote of a majority of the shares for which votes are cast, in person or by valid proxy, at a meeting at which a quorum is present.

Our Board of Directors recommends a vote FOR the proposal to amend our 2003 Stock Plan.

RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 3)

Audit Committee Appointment – Mayer Hoffman McCann P.C.

Our Audit Committee, pursuant to authority granted to it by our Board of Directors, has selected Mayer Hoffman McCann P.C., certified public accountants, as independent auditors to examine our annual consolidated financial statements for the fiscal year ending September 30, 2009.  Our Board is submitting this proposal to the vote of the stockholders in order to ratify the Audit Committee’s selection.  If stockholders do not ratify the selection of Mayer Hoffman McCann P.C., the Audit Committee will reconsider its selection of our independent registered public accounting firm for fiscal 2009, although the Audit Committee will be under no obligation to change its selection.

Audit and Other Fees

We have paid or expect to pay the following fees to our independent registered public accounting firm for work performed in 2008 and 2007 or attributable to the audit of our 2008 and 2007 consolidated financial statements:

	2008	2007
Audit Fees	$149,800	$135,150
Audit-Related Fees	9,250	73,500
Tax Fees	24,375	16,800
All Other Fees	26,500	2,500
Total	209,925	227,950

Each year, the Audit Committee approves the annual audit engagement in advance.  The Audit Committee also has established procedures to pre-approve all non-audit services provided by the Company’s independent registered public accounting firm.  All 2008 and 2007 non-audit services listed above were pre-approved.

Audit Fees:  This category includes the audit of our annual financial statements and review of financial statements included in our annual and period reports that are filed with the SEC.  This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and the preparation of an annual “management letter” on internal control and other matters.

Audit-Related Fees:  This category consists of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

Tax Fees:  This category consists of professional services rendered by Mayer Hoffman McCann P.C. for tax compliance and tax advice.  The services for the fees disclosed under this category include technical tax advice.

All Other Fees:  In fiscal 2007, these fees were related to the Company’s transition from Moss Adams to Mayer Hoffman McCann P.C.  In fiscal 2008, these fees were related to preparing the Company’s response to a comment letter dated April 17, 2008 that it received from the SEC in connection with certain of the Company’s past filings with the SEC.  All of the SEC’s comments have been resolved as of the date of this Proxy Statement.

Attendance of Mayer Hoffman McCann P.C. at 2009 Annual Meeting

Representatives of Mayer Hoffman McCann P.C. are not expected to be present at the 2009 Annual Meeting.

Vote Required to Ratify Appointment of Mayer Hoffman McCann P.C.

The affirmative vote of a majority of the shares for which votes are cast, in person or by valid proxy, at the Annual Meeting is required to ratify the selection of Mayer Hoffmann McCann P.C. as the Company’s independent registered public accounting firm for fiscal 2009.  An abstention counts as a vote cast and, therefore, effectively counts as a vote against this proposal.

Our Board of Directors recommends a vote FOR ratification of
Mayer Hoffman McCann P.C.
as our independent registered public accounting firm for fiscal 2009.

EXECUTIVE OFFICERS

Our executive management consists of the following personnel:

Michael Edelhart Chief Executive Officer
Mr. Edelhart has served as a director of our Company since May 22, 2008 and as our Chief Executive Officer since June 1, 2008.  Mr. Edelhart was previously Managing Director of First30 Services, LLC, a consulting firm that he founded to serve new companies in their early stages, from February 2008 until his appointment as the Company’s CEO.  Mr. Edelhart has also served as an advisor to Infovell, Inc., a technology company, and chairman of the board of Olive Software, Inc., an XML software developer.  Previously, Mr. Edelhart was Chief Executive Officer of Zinio Systems, Inc., which produces and distributes magazines in digital form, from January 2002 until June 2004.  Mr. Edelhart has also served as a senior director of an investment company, editor of various technology magazines and Internet strategies consultant to such companies as Bloomberg, Reuters and AARP.  Mr. Edelhart has also authored more than 25 books, and he holds a Bachelor of Science degree in journalism (summa cum laude) from the University of Northern Colorado.  Age: 57.

Rajeev Seshadri Chief Financial Officer
Mr. Seshadri has served as our Chief Financial Officer since January 9, 2009.  From 2002 until 2008, Mr. Seshadri, was CFO of UFC, Inc., a participant in the perimeter security industry.  Mr. Seshadri participated in leading UFC, Inc. from a start-up company to generating more than $25 million in annual sales through strategic acquisitions and organic growth.  Previously, Mr. Seshadri served twice as a principal of Chestnut Associates, a management services company, from 2000-2002 and 1991-1996; as CFO of Cybercsi.com, an Internet services company, from 1999-2000; and as CEO and CFO of Chinese Media Group, a media and publishing company, from 1996-1999.  Mr. Seshadri has extensive experience in administration, operations, marketing, corporate finance and mergers and acquisitions.  He was nominated for the Entrepreneur of the Year award in 1990 by Ernst & Young, Merrill Lynch and INC. magazine.  Mr. Seshadri holds an MBA degree, with distinction, from the University of Michigan (Ann Arbor), and a B.Tech. degree in Mechanical Engineering from IIT, Kanpur in India.  He is also a member of several professional organizations.  Age: 57.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide material information about the Company’s compensation philosophy, objectives and other relevant policies and to explain and put into context the material elements of the disclosure that follows in this Proxy Statement with respect to the compensation of our Named Executive Officers.  For fiscal 2008, the Company’s Named Executive Officers were:

Michael Edelhart, Chief Executive Officer (from and after June 1, 2008);
Daniel L. Coury, Sr., Chief Executive Officer (until May 19, 2008);
Rajesh Navar, President (until May 13, 2008);
Gary L. Perschbacher, Chief Financial Officer; and
John Raven, President (from and after May 13, 2008) and Chief Operating Officer.

The Compensation Committee

The Compensation Committee annually reviews the performance and compensation of the Chief Executive Officer and the Company’s other executive officers.  Additionally, the Compensation Committee reviews compensation of outside directors for service on the Board and for service on committees of the Board, and administers the Company’s stock plans.

Role of Executives in Determining Executive Compensation

The Chief Executive Officer provides input to the Compensation Committee regarding the performance of the other Named Executive Officers and offers recommendations regarding their compensation packages in light of such performance.  The Compensation Committee is ultimately responsible, however, for determining the compensation of the Named Executive Officers, including the Chief Executive Officer.

Compensation Philosophy and Objectives

The Compensation Committee and the Board of Directors believe that the Company’s compensation programs for its executive officers should reflect the Company’s performance and the value created for its stockholders.  In addition, we believe the compensation programs should support the goals and values of the Company and should reward individual contributions to the Company’s success.  Specifically, the Company’s executive compensation program is intended to:

•	attract and retain the highest caliber executive officers;

•	drive achievement of business strategies and goals;

•	motivate performance in an entrepreneurial, incentive-driven culture;

•	closely align the interests of executive officers with the interests of the Company’s stockholders;

•	promote and maintain high ethical standards and business practices; and

•	reward results and the creation of stockholder value.

Factors Considered in Determining Compensation; Components of Compensation

The Compensation Committee makes executive compensation decisions on the basis of total compensation, rather than on separate freestanding components.  We attempt to create an integrated total compensation program structured to balance both short and long-term financial and strategic goals.  Our compensation should be competitive enough to attract and retain highly skilled individuals.  In this regard, we utilize a combination of between two to four of the following types of compensation to compensate our executive officers:

•	base salary, which increases by 10% each year during the term of their employment agreement;

•	performance bonuses, which may be earned annually depending on the Company’s achievement of pre-established goals;

•	cash bonuses given at the discretion of the Board; and

•	equity compensation, consisting of restricted stock and/or stock options.

The Compensation Committee periodically reviews each executive officer’s base salary and makes appropriate recommendations to the Board of Directors.  Salaries are based on the following factors:

•	the Company’s performance for the prior fiscal years and subjective evaluation of each executive’s contribution to that performance;

•	the performance of the particular executive in relation to established goals or strategic plans; and

•	competitive levels of compensation for executive positions based on information drawn from compensation surveys and other relevant information.

Performance bonuses and equity compensation are awarded based upon the recommendation of the Compensation Committee.  Restricted stock is granted under the 2003 Stock Plan and is priced at 100% of the closing price of the Company’s common stock on the date of grant.  Subject to stockholder approval as discussed elsewhere in this Proxy Statement, incentive and/or non-qualified stock options are generally granted under the 2003 Stock Plan, as well, with the exercise price of such options set at 100% of the closing price of the Company’s common stock on the date of grant.  These grants are made with a view to linking executives’ compensation to the long-term financial success of the Company.

Use of Benchmarking and Compensation Peer Groups

The Compensation Committee did not utilize any benchmarking measure in fiscal 2008 and traditionally has not tied compensation directly to a specific profitability measurement, market value of the Company’s common stock or benchmark related to any established peer or industry group.  Salary increases are based on the terms of the Named Executive Officers’ employment agreements and correlated with the Board’s and the Compensation Committee’s assessment of each Named Executive Officer’s performance.  The Company also generally seeks to increase or decrease compensation, as appropriate, based upon changes in an executive officer’s functional responsibilities within the Company.  Historically, the Compensation Committee has not used outside consultants in determining the compensation of the Company’s Named Executive Officers, and no such consultants were engaged during fiscal 2008.

Compensation of Chief Executive Officer

As Chief Executive Officer of the Company, Mr. Edelhart’s compensation is based on his employment agreement with the Company, which provides for a minimum base salary, the minimum benefits to which he is entitled under the compensation plans available to the Company’s senior executive officers and payments or other benefits he is entitled to receive upon termination of his employment.  Mr. Edelhart employment agreement, as described more fully below, was entered into on October 1, 2008.

Other Compensation Policies and Considerations

The intention of the Company has been to compensate the Named Executive Officers in a manner that maximizes the Company’s ability to deduct such compensation expenses for federal income tax purposes.  However, the Compensation Committee has the discretion to provide compensation that is not “performance-based” under Section 162(m) of the Code it determines that such compensation is in the best interests of the Company and its stockholders.  For fiscal 2008, the Company expects to deduct all compensation expenses paid to the Named Executive Officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Michael Edelhart, Chief Executive Officer (2)	2008 2007	70,000 -	(2)	- -	27,500 -	(3)	10,155 -	(4)	- -	- -	- -		107,655 -

Daniel L. Coury, Sr., Former Chief Executive Officer (5)	2008 2007	292,304 458,931		150,000 150,000	301,501 88,000		- -		- -	- -	559,969 90,284	(6) (7)	1,303,774 787,215

Rajesh Navar, Former President (8)	2008 2007	128,217 92,750	(10)	- -	- -		- -		- -	- -	21,783 -	(9)	150,000 92,750

Gary L. Perschbacher, Chief Financial Officer	2008 2007	187,160 203,052	(12)	4,250 -	- -		- -		- -	- -	17,047 -	(11)	208,457 203,052

John Raven, President and Chief Operating Officer	2008 2007	230,831 244,808		5,000 5,000	- -		- -		- -	- -	24,200 -	(13)	268,781 249,808
_______________
(1)
The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2008, in accordance with Financial Accounting Standards Board Statement 123(R) (“FAS 123(R)”), of restricted stock awards issued pursuant to the 2003 Stock Plan (i.e., grant date fair value amortized over the requisite service period, but disregarding any estimate of forfeitures relating to service based vesting conditions).  For restricted stock awards, fair value is calculated using the closing price on the grant date as if these awards were vested and issued on the grant date.  These amounts reflect LiveDeal’s accounting expense for these awards, and do not correspond to the actual value that may be recognized by the Named Executive Officers.

(2)	Mr. Edelhart was appointed Chief Executive Officer of the Company effective as of June 1, 2008 at an initial base salary of $250,000 per year.
(3)
Restricted stock granted to Mr. Edelhart in connection with his election to the Company’s Board of Directors on May 22, 2008.  Vests in three equal installments on the first, second and third anniversaries of the date of grant.  Amount based on the per share closing price ($2.75) of the Company’s common stock, as reported on the NASDAQ Capital Market, on the date of grant.

(4)
Option granted to Mr. Edelhart in connection with his appointment as the Company’s Chief Executive Officer on June 1, 2008.  The option was fully vested as of September 30, 2008.  Amount based on the dollar amount recognized by the Company for financial statement reporting purposes in accordance with FAS 123(R), which was computed using the Black Scholes option pricing model assuming 95.9% volatility, a risk-free interest rate of 2.2% and an expected term of 5.0 years.

(5)	Mr. Coury employment as Chief Executive Officer of the Company was terminated on May 19, 2008.
(6)
Includes a lump-sum severance payment of $496,000 and a $63,969 payment for accrued but unused vacation in connection with Mr. Coury’s termination as Chief Executive Officer of the Company on May 19, 2008.

(7)	This amount represents the fair market value of an automobile that was provided to Mr. Coury in part because of his role in facilitating the Company’s Attorneys’ General Settlement.
(8)	Mr. Navar resigned as President of the Company on May 13, 2008.
(9)	Includes a $21,783 payment for accrued but unused vacation.
(10)	Mr. Navar joined the Company as President on June 6, 2007, at an annual salary of $300,000.
(11)	Includes a $17,047 payment for accrued but unused vacation.
(12)	Of this amount, $168,049 was paid to Mr. Perschbacher directly and $35,003 was paid to Tatum LLC, an executive services and consulting firm in which Mr. Perschbacher is a partner.
(13)	Includes a $24,200 payment for accrued but unused vacation.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding grants of plan-based awards to the Named Executive Officers during the fiscal year that ended on September 30, 2008, all of which were made under the Company’s 2003 Stock Plan.

		Estimated Future Payouts Under Non Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number		All Other Option Awards: Number		Grant Date Fair
								of Shares		of Shares	Exercise Price	Value of
Name and Principal Position	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of Stock or Units (#)		of Stock or Units (#)	of Option Award	Option or Stock Awards

Michael Edelhart, Chief Executive Officer	5/22/08	-	-	-	-	-	-	10,000	(1)	-	-	$27,500	(2)

Daniel L. Coury, Sr., Former Chief Executive Officer	-	-	-	-	-	-	-	-		-	-	-

Rajesh Navar, Former President	-	-	-	-	-	-	-	-		-	-	-

Gary L. Perschbacher, Chief Financial Officer	-	-	-	-	-	-	-	-		-	-	-

John Raven, President and Chief Operating Officer	-	-	-	-	-	-	-	-		-	-	-
_______________
(1)
Restricted stock granted to Mr. Edelhart in connection with his election to the Company’s Board of Directors.  Vests in three equal installments on the first, second and third anniversaries of the date of grant.

(2)	Based on the per share closing price ($2.75) of the Company’s common stock, as reported on the NASDAQ Capital Market, on the date of grant.

EMPLOYMENT AGREEMENTS

Michael Edelhart

Mr. Edelhart was hired by the Company to serve as its interim Chief Executive Officer for an initial term of three months (subject to review on a quarterly basis), effective as of June 1, 2008.  Mr. Edelhart and the Company entered into an employment agreement on that date, which was subsequently amended on July 1, 2008 (extending the term for an additional month) and amended and restated on October 1, 2008.  Mr. Edelhart’s restated employment agreement provides for a three-year term (from October 1, 2008), a base salary of $250,000 per year, and annual cash bonus eligibility of $60,000 if the Company achieves certain performance objectives established by the Company’s Board of Directors and/or its Compensation Committee.

Mr. Edelhart also received an option to purchase 150,000 shares of the Company’s common stock under the Company’s 2003 Stock Plan.  The option grant, which is subject to stockholder approval as described elsewhere in this Proxy Statement, vests in 48 equal monthly installments.  Mr. Edelhart’s options would immediately accelerate and vest upon any change of control of the Company (if Mr. Edelhart’s employment was terminated from and after such change of control).  Finally, the restated employment agreement provides that the Company will reimburse Mr. Edelhart for reasonable business expenses and allow him to participate in its regular benefit programs.

Daniel L. Coury, Sr.

On September 19, 2006, we entered into an employment agreement with Mr. Coury, which provided for his service as the Company’s Chief Executive Officer.  Pursuant to his employment agreement, Mr. Coury received a base salary of $420,000, plus 10% annual salary increases, beginning with the Company’s 2008 fiscal year; a $150,000 annual bonus, provided the Company achieves certain performance measures as established by the Company’s Board of Directors; a one-time bonus of $150,000 upon the Company’s listing on a national securities exchange; and a grant of 10,000 shares of restricted stock of the Company (“Restricted Shares”), which was scheduled to vest upon the earlier to occur of three years or a “change of control” (as defined in the Company’s 2003 Stock Plan); provided, however, that Mr. Coury was obligated to return one-third of the Restricted Shares at the end of each fiscal year unless certain performance targets are reached for that fiscal year.

Additionally, in the event that Mr. Coury terminated his employment for “good reason” or the Company terminated his employment other than for “Cause” or on account of his death or “disability,” as each of those terms was defined in the employment agreement, Mr. Coury would receive 12 months of continuing salary, and all restricted stock granted to Mr. Coury prior to the employment agreement and the portion of the Restricted Shares that remained unvested and for which the annual risk of forfeiture has lapsed due to annual performance targets being achieved would be immediately accelerated.

The Company terminated Mr. Coury’s employment as our Chief Executive Officer on and as of May 19, 2008, at which point the employment agreement was also terminated.  In accordance with the agreement’s terms (pertaining to a termination other than for Cause), the Company paid Mr. Coury (i) his earned but unpaid salary and vacation through May 19, 2008 and (ii) a one-time lump sum payment of $496,000 (equal to 12 months of his then current salary) in connection with his departure.  Of the 155,000 shares of restricted stock of the Company that Mr. Coury held as of the date of his termination, 111,667 shares immediately vested and the remaining 43,333 shares were forfeited and cancelled.  The Company agreed to maintain Mr. Coury on its health, dental and disability benefit plans for a period of 12 months.   As required under the employment agreement, Mr. Coury provided the Company with a general release of any and all claims relating to his employment and/or the termination thereof in consideration of the payments described above.

Rajesh Navar

In connection with the Company’s acquisition of LiveDeal, Inc. on June 6, 2007, the Company entered into a three-year employment agreement with Mr. Navar.  The agreement provided for a base salary of $300,000 per year plus participation in the Company’s health, disability and dental benefits, insurance programs, pension and retirement plans, and all other employee benefit and compensation arrangements available to other senior officers of the Company.  Commencing in the second year, Mr. Navar’s annual salary was to be increased on an annual basis at a rate of at least 10% of the preceding year’s annual salary.  The Company also reimbursed Mr. Navar for reasonably business expenses incurred by him in connection with his employment with the Company.

The agreement also provided that, if Mr. Navar’s employment was terminated as a result of his death, disability, for Cause (as defined in the agreement), the agreement otherwise expired, or for any reason other than Good Reason (as defined in the agreement), Mr. Navar or his estate, conservator or designated beneficiary, as the case may be, would be entitled to payment of any earned but unpaid annual salary for the year in which Mr. Navar’s employment was terminated through the date of termination, as well as any accrued but unused vacation, reimbursement of expenses, and vested benefits to which Mr. Navar was entitled in accordance with the terms of each applicable benefit plan.  In the event Mr. Navar’s employment was terminated for any other reason or if Mr. Navar terminated his own employment for Good Reason on or before the expiration of the Agreement, and provided that Mr. Navar executed a valid release of any and all claims that Mr. Navar may have relating to his employment against the Company, Mr. Navar was to be entitled to receive any earned but unpaid annual salary for the year, any accrued but unused vacation, reimbursement of expenses and vested benefits to which Mr. Navar was entitled in accordance with the terms of each applicable benefit plan, plus a lump sum amount equal to three months of annual salary that Mr. Navar would receive under the agreement if his employment with the Company had not been terminated.

In addition, in the event Mr. Navar’s employment was terminated as a result of his death, Mr. Navar’s estate, conservator or designated beneficiary, as the case may be, would be entitled to receive, in addition to Mr. Navar’s accrued salary and benefits through the date of death, a lump sum payment equivalent to three months of Mr. Navar’s annual salary in effect at the time of death.

Mr. Navar’s employment agreement was terminated in connection with his resignation as our President on and as of May 13, 2008.  Other than amounts owed to Mr. Navar through such date and COBRA benefits, Mr. Navar did not receive any severance payments or other compensation from the Company in connection with his departure.

Gary L. Perschbacher

On March 31, 2006, the Company entered into an employment agreement with Mr. Perschbacher to serve as our Chief Financial Officer.  On September 19, 2006, we amended Mr. Perschbacher’s employment agreement.  The terms of the agreement provide for an extension of the term until September 20, 2009 and a base salary of $200,000.  Salary for subsequent years, beginning with the Company’s 2008 fiscal year, will be determined by the Compensation Committee, but in no event will be less than 110% of the prior year’s salary.  Mr. Perschbacher also received a grant of 10,000 shares of restricted stock of the Company pursuant to the Company’s 2003 Stock Plan.

Subsequent to the end of the Company’s fiscal year, LiveDeal terminated Mr. Perschbacher’s employment as our Chief Financial Officer on and as of January 9, 2009.  Mr. Perschbacher’s employment agreement was also terminated on and as of that date, and Mr. Perschbacher received a lump-sum severance payment equal to three months of his base salary.

John Raven

Mr. Raven’s employment agreement with the Company, which was initially entered into on September 21, 2004, was renewed and extended as of February 6, 2006 and again as of September 20, 2006.  His current agreement provides for a term ending September 20, 2009 and a base salary of $220,000.  Salary for subsequent years, beginning with the Company’s 2008 fiscal year, will be determined by the Compensation Committee, but in no event will be less than 110% of the prior year’s salary.  Mr. Raven has received cash bonuses for his performance under his employment agreement.  Additionally, Mr. Raven is to receive a bonus of 15,000 shares of restricted stock under the 2003 Stock Plan either upon change of control as defined in the plan or when the when the Company’s stock trades at $20.00 per share, whichever occurs first.

Subsequent to the end of the Company’s fiscal year, Mr. Raven announced his resignation as President and Chief Operating Officer of the Company, effective on and as of February 15, 2009.  Mr. Raven’s employment agreement will also terminate on and as of that date, and Mr. Raven will receive a lump-sum severance payment equal to three months of his base salary.

SEVERANCE AND CHANGE IN CONTROL PAYMENTS

As discussed above, we have employment agreements with certain of our Named Executive Officers that provide severance benefits to the Named Executive Officers upon termination in connection with a change in control or without cause.  In the table below, we summarize the estimated payments that will be made to our current Named Executive Officer upon a termination of employment without cause or in connection with a change in control of LiveDeal.  The major assumptions that we used in creating the table are set forth directly below.  The table includes an estimate of the compensation that would accrue for each executive if the triggering event occurred on September 30, 2008 (LiveDeal’s fiscal year-end) and, unless otherwise noted, is based on the executive’s compensation on that date.  Calculations requiring a per share stock price are made on the basis of the closing price of $1.50 per share of our common stock on the NASDAQ Capital Market on September 30, 2008.

Change in Control

No cash payment will be made solely because of a Change in Control (as that term is defined in the 2003 Stock Plan).  The cash payments described under the table heading “Change in Control” will be triggered upon a termination in connection with a Change in Control.  The Company typically makes payments of this type in a lump sum following termination, but the employment agreement enables the Company to continue paying salary in the ordinary course for the three months following a termination (either in connection with a Change in Control or without Cause).

Acceleration of Equity Awards upon a Change in Control

Under the 2003 Stock Plan, the committee administering the plan and/or the Board has the discretion to remove all restrictions on restricted stock awards that remain outstanding at the time of any Change in Control.  For purposes of the “Restricted Stock Award” column, we have assumed the acceleration of the restricted stock awards for Mr. Edelhart.  Mr. Edelhart also holds options to purchase 155,000 shares of the Company’s common stock, which will partially accelerate in connection with any Change in Control.

Medical and Other Benefits

The table below does not discuss certain medical, disability or outplacement services benefits that may be payable on termination to our current Named Executive Officer.  We also do not include any amounts payable on termination that are generally available to all employees on a non-discriminatory basis.  In addition, this table does not include specific treatment of a normal retirement.

Release

The payment of the severance benefits summarized below is subject to the current Named Executive Officer signing a general release acceptable to LiveDeal in order for such severance benefits to take effect.

Name and Principal Position	Triggering Event	Severance Payments ($)		Restricted Stock Awards ($)		Potential / Total Value ($)

Michael Edelhart, Chief Executive Officer	Change in Control	62,500	(1)	15,000	(2)	77,500
	Without Cause	62,500	(1)	15,000	(2)	77,500
_______________
(1)	Amount equal to three months of Mr. Edelhart’s $250,000 annual base salary.
(2)	Based on full and immediate vesting of the shares of restricted stock granted to Mr. Edelhart on May 22, 2008 in connection with his election to the Company’s Board of Directors.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information regarding outstanding equity awards for the Named Executive Officers as of September 30, 2008.

	Option Awards					Stock Awards
Name and Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Share or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested ($)

Michael Edelhart,	5,000	-	2.78	(2)	June 1, 2018	-		-	-	-
Chief Executive Officer	-	-	-		-	10,000	(3)	15,000	-	-

Daniel L. Coury, Sr.,	-	-	-		-	-		-	-	-
Former Chief Executive Officer

Rajesh Navar,	-	-	-		-	-		-	-	-
Former President

Gary L. Perschbacher,	-	-	-		-	10,000	(4)	15,000	-	-
Chief Financial Officer

John Raven,	-	-	-		-	2,500	(5)	3,750	-	-
President and Chief Operating Officer						5,000	(6)	7,500
_______________
(1)	Based on the closing price per share ($1.50) of the Company’s common stock, as reported on the NASDAQ Capital Market, on September 30, 2008.
(2)
Equal to the fair market value of such shares on and as of the date of grant (June 1, 2008), as determined by our Board of Directors based on the per share closing price of the Company’s common stock, as reported on the NASDAQ Capital Market, on the trading day immediately preceding the date of grant.

(3)	Granted to Mr. Edelhart on May 22, 2008 in connection with his election to the Company’s Board of Directors.
(4)	Granted on September 16, 2006; vest on September 16, 2009.
(5)	Granted on September 18, 2006; vest on September 18, 2009.
(6)	Granted on December 15, 2003; vest on December 15, 2013.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information with respect to shares of LiveDeal common stock acquired through exercises of stock options and vesting of restricted shares and the number of shares acquired the value realized on exercise or vesting by the Named Executive Officers.

	Option Awards		Stock Awards
Name and Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)

Michael Edelhart, Chief Executive Officer	-	-	-		-

Daniel L. Coury, Sr., Former Chief Executive Officer	-	-	111,667	(1)	328,301	(2)

Rajesh Navar, Former President	-	-	-		-

Gary L. Perschbacher, Chief Financial Officer	-	-	-		-

John Raven, President and Chief Operating Officer	-	-	2,500	(3)	8,750	(4)
_______________
(1)
In connection with the Company’s termination of Mr. Coury’s employment as our Chief Executive Officer on May 19, 2008, 111,667 shares of restricted stock held by Mr. Coury immediately vested as of such date.

(2)	Based on the closing price per share ($2.94) of the Company’s common stock, as reported on the NASDAQ Capital Market, on the date of vesting.
(3)	On April 1, 2008, 2,500 shares of restricted stock held by Mr. Raven vested according to the regular vesting schedule of a grant that was originally made on April 1, 2005.
(4)	Based on the closing price per share ($3.50) of the Company’s common stock, as reported on the NASDAQ Capital Market, on the date of vesting.

DIRECTOR COMPENSATION

Employee directors do not receive any separate compensation for their Board activities.  Non-employee directors each receive a $36,000 annual retainer, as discussed above.  Committee chairpersons receive an additional annual retainer of $10,000.  We reimburse directors for reasonable expenses related to their Board service.

The following table summarizes compensation paid to each of our non-employee directors who served in such capacity during fiscal 2008.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)

Sheryle Bolton (1)	-	-	20,000	(2)	-	-	-		20,000

Richard D. Butler, Jr.	49,333	-		(3)	-	-	-		49,333

Thomas J. Clarke, Jr. (4)	30,000	-	37,500	(5)	-	-	-		67,500

Joseph F. Cunningham, Jr.	59,129	-		(6)	-	-	-		59,129

John Evans	-	-		(7)	-	-	190,000	(8)	190,000

Greg A. LeClaire (9)	16,398	-	27,500	(10)	-	-	-		43,898

Benjamin Milk (11)	32,000	-		(11)	-	-	-		32,000

Richard F. Sommer (12)	18,667	-	27,800	(13)	-	-	-		46,467
_______________
(1)	Ms. Bolton was appointed to our Board of Directors on September 23, 2008.
(2)
Based on the closing price per share ($2.00) of the Company’s common stock, as reported on the NASDAQ Capital Market, on the date of grant.  Award of 10,000 shares of restricted stock vests in three equal installments on the first, second and third anniversaries of the date of grant.  This represents the only award outstanding held by Ms. Bolton as of September 30, 2008.

(3)	As of September 30, 2008, Mr. Butler held 10,000 shares of restricted stock, none of which were vested, via stock awards outstanding.
(4)	Mr. Clarke was initially appointed to our Board of Directors on November 20, 2007, and was re-elected at our 2008 Annual Meeting.
(5)
Based on the closing price per share ($3.75) of the Company’s common stock, as reported on the NASDAQ Capital Market, on the date of grant.  Award of 10,000 shares of restricted stock vests in three equal installments on the first, second and third anniversaries of the date of grant.  This represents the only award outstanding held by Mr. Clarke as of September 30, 2008.

(6)	As of September 30, 2008, Mr. Cunningham held 25,500 shares of restricted stock, 250 of which were vested, via stock awards outstanding.
(7)	As of September 30, 2008, Mr. Evans held 20,000 shares of restricted stock, none of which were vested, via stock awards outstanding.
(8)
Includes $175,000 in aggregate fees paid to entities with which Mr. Evans is affiliated, Rubicon Capital Partners and Petrus Capital Partners, for investor relations and related services provided by Mr. Evans to LiveDeal.  Also includes a $15,000 bonus paid to Mr. Evans during fiscal 2008 in connection with the Company’s listing on the NASDAQ Capital Market.

(9)	Mr. LeClaire was appointed to our Board of Directors on May 22, 2008.
(10)
Based on the closing price per share ($2.75) of the Company’s common stock, as reported on the NASDAQ Capital Market, on the date of grant.  Award of 10,000 shares of restricted stock vests in three equal installments on the first, second and third anniversaries of the date of grant.  This represents the only award outstanding held by Mr. LeClaire as of September 30, 2008.

(11)
Mr. Milk resigned from our Board of Directors on June 24, 2008 (effective as of July 1, 2008).  Upon his resignation, all 10,000 shares of restricted stock then held by Mr. Milk were immediately forfeited and cancelled.

(12)	Mr. Sommer was appointed to our Board of Directors on May 22, 2008, and his appointment became effective eon June 2, 2008.
(13)
Based on the closing price per share ($2.78) of the Company’s common stock, as reported on the NASDAQ Capital Market, on the date of grant.  Award of 10,000 shares of restricted stock vests in three equal installments on the first, second and third anniversaries of the date of grant.  This represents the only award outstanding held by Mr. Sommer as of September 30, 2008.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes securities available for issuance under LiveDeal’s equity compensation plans as of September 30, 2008:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders (1)	586,192	(2)	-	213,808

Equity compensation plans not approved by security holders	-		-	-

Total	-		-	213,808
_______________
(1)	Includes the 2003 Stock Plan.
(2)
This number represents the number of shares of restricted stock that have been granted to eligible participants under our 2003 Stock Plan. As of September 30, 2008, 381,267 of these shares were vested and 204,925 remained restricted.

2003 Stock Plan

During the fiscal year ended September 30, 2002, our stockholders approved the 2002 Employees, Officers & Directors Stock Option Plan (the “2002 Plan”), which was intended to replace our 1998 Stock Option Plan (the “1998 Plan”).  The 2002 Plan was never implemented, however, and no options, shares or any other securities were issued or granted under the 2002 Plan.  There were 300,000 shares of our common stock authorized for issuance under the 2002 Plan.  On June 30, 2003 and July 21, 2003, respectively, our Board of Directors and a majority of our stockholders terminated both the 1998 Plan and the 2002 Plan and approved our 2003 Stock Plan.  The 300,000 shares of common stock previously allocated to the 2002 Plan were re-allocated to the 2003 Stock Plan.

In April 2004, our stockholders and our Board of Directors approved an amendment to the 2003 Stock Plan to increase the aggregate number of shares available there under by 200,000 shares in order to have an adequate number of shares available for future grants.  At our 2007 Annual Meeting, our stockholders approved an amendment that increased the aggregate number of shares available for issuance under the 2003 Stock Plan to 800,000 shares.  At the 2008 Annual Meeting, our stockholders rejected an amendment that would have increased the number of shares available for issuance from 800,000 shares to 1,100,000 shares.  Subject to the approval of Proposal 2 discussed elsewhere in this Proxy Statement, the number of shares available for issuance will be increased by 600,000 shares, to 1,400,000 shares in the aggregate.

The following Compensation Committee report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent the intention to do so is expressed indicated.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee
Richard F. Sommer, Chairman
Thomas J. Clarke, Jr.
Greg A. LeClaire

AUDIT COMMITTEE REPORT

The SEC rules require us to include in our Proxy Statement a report from the Audit Committee of our Board of Directors.  The following report concerns the Audit Committee’s activities regarding oversight of our financial reporting and auditing process and does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing that we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report in such filings.

It is the duty of the Audit Committee to provide independent, objective oversight of our accounting functions and internal controls.  The Audit Committee acts under a written charter that sets forth the audit-related functions we are expected to perform.  Our functions are to:

•	serve as an independent and objective party to monitor LiveDeal, Inc.’s financial reporting process and system of internal control structure;

•	review and appraise the audit efforts of LiveDeal, Inc.’s independent registered public accounting firm; and

•	provide an open avenue of communication among the independent auditors, financial and senior management, and the Board of Directors.

We meet with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting.  We discuss these matters with the Company’s independent auditors and with appropriate financial personnel.  We regularly meet privately with the independent auditors, who have unrestricted access to the Audit Committee.  We also recommend to the Board the appointment of the independent auditors and review periodically their performance and independence from management.  Toward that end, we have considered whether the non-audit related services provided by LiveDeal, Inc.’s independent auditors are compatible with their independence.  In addition, we review our financing plans and report recommendations to the full Board for approval and to authorize action.

Management of LiveDeal, Inc. has primary responsibility for the Company’s financial statements and the overall reporting process, including its system of internal control structure.  The independent auditors (a) audit the annual financial statements prepared by management, (b) express an opinion as to whether those financial statements fairly present LiveDeal, Inc.’s financial position, results of operations, and cash flows in conformity with generally accepted accounting principles, and (c) discuss with the Company any issues they believe should be raised.  Our responsibility is to monitor and review these processes.

It is not our duty or responsibility to conduct auditing or accounting reviews or procedures.  We are not employees of LiveDeal, Inc. while serving on the Audit Committee.  We are not and we may not represent ourselves to be or to serve as accountants or auditors by profession or experts in the fields of accounting and auditing.  Therefore, we have relied, without independent verification; on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on LiveDeal, Inc.’s consolidated financial statements.  Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company’s consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards or that LiveDeal, Inc.’s independent accountants are, in fact, “independent.”

This year, we reviewed LiveDeal, Inc.’s audited consolidated financial statements and met with both management and Mayer Hoffman McCann P.C., LiveDeal, Inc.’s independent auditors, to discuss those consolidated financial statements.  Management has represented to us that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.  We have received from and discussed with Mayer Hoffman McCann P.C. the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).  These items relate to that firm’s independence from LiveDeal, Inc.  We also discussed with Mayer Hoffman McCann P.C. any matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

In reliance on the reviews and discussions referred to above, we recommended to the Board that LiveDeal, Inc.’s audited consolidated financial statements should be included in LiveDeal, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

The Audit Committee
Greg A. LeClaire, Chairman
Sheryle Bolton
Richard D. Butler, Jr.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of January 21, 2009, with respect to (i) each Named Executive Officer and each director of our Company; (ii) all Named Executive Officers and directors of our Company as a group; and (iii) each person known to our Company to be the beneficial owner of more than five percent of our common stock.  We deem shares of our common stock that may be acquired by an individual or group within 60 days of January 21, 2009, pursuant to the exercise of options or warrants or conversion of convertible securities, to be outstanding for the purpose of computing the percentage ownership of such individual or group, but these shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.  Percentage of ownership is based on 6,195,682 shares of common stock outstanding on January 21, 2009.  The information as to beneficial ownership was either (i) furnished to us by or on behalf of the persons named or (ii) determined based on a review of the beneficial owners’ Schedules 13D/G and Section 16 filings with respect to our common stock.  Unless otherwise indicated, the business address of each person listed is 2490 East Sunset Road, Suite 100, Las Vegas, Nevada 89120.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Rajesh Navar (1)	814,756	13.2%
Daniel L. Coury, Sr. (2)	143,417	2.3%
Michael Edelhart (3)	30,625	*
Joseph Cunningham (4)	25,500	*
John Evans (5)	20,000	*
John Raven (6)	15,000	*
Sheryle Bolton (7)	10,000	*
Richard D. Butler, Jr. (8)	10,000	*
Thomas J. Clarke, Jr. (9)	10,000	*
Greg A. LeClaire (10)	10,000	*
Richard F. Sommer (11)	10,000	*
Gary L. Perschbacher (12)	10,000	*

All executive officers and directors as a group (12 persons)	1,109,298	17.9%

Joseph R. Huber (13)	1,712,199	27.6%
Rajesh Navar and Arati Navar, Co-Trustees of the Rajesh & Arati Navar Living Trust dated 9/23/2002 (14)	668,385	10.8%
Torstar Corporation (15)	475,718	7.7%
_________________________
*Represents less than one percent of our issued and outstanding common stock.
(1)
Mr. Navar is the Chairman of our Board of Directors.  Mr. Navar owns 146,371 shares directly and 668,385 shares indirectly in his capacity as a co-trustee and co-beneficiary of the Rajesh & Arati Navar Living Trust dated 9/23/2002.

(2)
Mr. Coury was our Chief Executive Officer until May 19, 2008, and a director of the Company until May 23, 2008.  In connection with his departure as CEO, 43,333 shares of our restricted common stock formerly held by Mr. Coury were immediately forfeited and cancelled.  Of the number shown, (i) 6,250 shares are owned by Children’s Management Trust (the “Coury Trust”), of which Mr. Coury is a co-trustee, and (ii) 1,009 shares are owned by DLC & Associates Business Consulting, Inc. (“DLC”), of which Mr. Coury is the President.  Mr. Coury disclaims beneficial ownership of the shares owned by the Coury Trust and DLC except to the extent of his proportionate interest therein, if any.

(3)
Mr. Edelhart is our Chief Executive Officer and a director of the Company.  The number shown includes (i) 10,000 shares of restricted common stock that Mr. Edelhart was granted upon his election to our Board of Directors on May 22, 2008, (ii) a fully-vested option to purchase 5,000 shares of our common stock that Mr. Edelhart was granted upon his appointment as our CEO, which became effective on June 1, 2008, and (iii) that portion of the option to purchase 150,000 shares of our common stock, which Mr. Edelhart was granted under our 2003 Stock Plan on October 3, 2008, that will be vested within 60 days of January 21, 2009 (i.e., 15,625 shares).  Mr. Edelhart’s right to exercise the October 3, 2008 option is subject to our stockholders’ approval of the amendment of our 2003 Stock Plan described elsewhere in this Proxy Statement.

(4)	Mr. Cunningham is a director of the Company.
(5)
Mr. Evans is a director of the Company.  Mr. Evans owns 10,000 shares directly and 10,000 shares indirectly as a co-owner of Rubicon Capital Partners (“Rubicon”).  Mr. Evans disclaims beneficial ownership of the shares owned by Rubicon except to the extent of his proportionate interest therein, if any.

(6)	Mr. Raven is our President and Chief Operating Officer.
(7)	Ms. Bolton is a director of the Company.
(8)	Mr. Butler is a director of the Company.
(9)	Mr. Clarke is a director of the Company.
(10)	Mr. LeClaire is a director of the Company.
(11)	Mr. Sommer is a director of the Company.
(12)	Mr. Perschbacher was our Chief Financial Officer until January 9, 2009.
(13)
According to a Form 4 filed by Mr. Huber on January 13, 2009.  Mr. Huber owns 1,676,425 shares directly and 35,774 shares indirectly (4,700 as custodian of a custodial account for the benefit of his child; 5,561 through his spouse; and 25,513 as portfolio manager of an investment company for which Mr. Huber’s employer serves as the investment advisor).  Address is 10940 Wilshire Boulevard, Suite 925, Los Angeles, California 90024.

(14)	Address is 23930 Jabil Lane, Los Altos Hills, California 94024.
(15)	According to a Schedule 13G filed by Torstar Corporation on June 19, 2007. Address is One Yonge Street, 6th Floor, Toronto, Canada M5E 1P9.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”).

Based solely on our review of the copies of such forms filed with the SEC and on written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, executive officers and our ten percent or greater stockholders were complied with during the fiscal year that ended September 30, 2008, with the exception of the Form 3 and Form 4 that were required to be filed by Ms. Bolton upon her election to our Board of Directors and grant of 10,000 shares of our restricted common stock in connection therewith, respectively.

RELATED PARTY TRANSACTIONS

During fiscal 2008, the Company paid aggregate consulting fees of $175,000 to Rubicon Capital Partners and Petrus Capital Partners for investor relations and related services provided by John Evans to the Company.  Mr. Evans, who is a director of the Company, is affiliated with both entities and is entitled to the full amount of such consulting fees for purposes of the disclosure required pursuant to Item 404 of Regulation S-K.  The consulting arrangement described above was entered into before Mr. Evans was appointed to the Company’s Board on June 7, 2007.

In accordance with its charter, the Audit Committee of the Company’s Board reviews and recommends for approval all related party transactions (as such term is defined for purposes of Item 404 of Regulation S-K).  Because the arrangement described above was entered into before Mr. Evans was a related person for these purposes, it was not approved by the Audit Committee at that time.  The Board continues to believe that Mr. Evan’s services are valuable to the Company and its stockholders, and that the Company’s costs pursuant to the arrangement are reasonable.  Accordingly, the Board has continued the consulting arrangement since Mr. Evans’ appointment to the Board.  Mr. Evans is not considered an independent director of the Company under SEC and NASDAQ rules, and he is not among the incumbents nominated for re-election at the 2009 Annual Meeting.

STOCKHOLDER PROPOSALS AND NOMINATIONS

To be considered for inclusion in our proxy materials relating to our 2010 Annual Meeting, stockholder proposals must be received at our principal executive offices by October 5, 2009, which is 120 calendar days prior to the anniversary of the mailing date of the Company’s 2009 Proxy Statement.  Any notice of a stockholder proposal submitted outside of the process prescribed by Rule 14a-8 of the Securities Exchange Act of 1934 after October 5, 2009 will be considered untimely.  All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2010 Annual Meeting.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.  If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

We are offering our stockholders the opportunity to consent to receive our future proxy materials and annual reports electronically by providing the appropriate information when voting via the Internet.  Electronic delivery could save us a significant portion of the costs associated with printing and mailing Annual Meeting materials, and we hope that our stockholders find this service convenient and useful.  If you consent and we elect to deliver future proxy materials and/or annual reports to you electronically, then we will send you a notice (either by electronic mail or regular mail) explaining how to access these materials but will not send you paper copies of these materials unless you request them.  We may also choose to send one or more items to you in paper form despite your consent to receive them electronically.  Your consent will be effective until you revoke it by terminating your registration at the website www.investordelivery.com if you hold shares at a brokerage firm or bank participating in the ADP program, or by contacting our transfer agent, Registrar and Transfer Company, if you hold shares in your own name.

By consenting to electronic delivery, you are stating to us that you currently have access to the Internet and expect to have access in the future.  If you do not have access to the Internet, or do not expect to have access in the future, please do not consent to electronic delivery because we may rely on your consent and not deliver paper copies of future Annual Meeting materials.  In addition, if you consent to electronic delivery, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic delivery of the proxy materials and annual report.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended.  The Company files reports, proxy statements and other information with the SEC.  The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.  The statements and forms we file with the SEC have been filed electronically and are available for viewing or copy on the SEC maintained Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC.  The Internet address for this site can be found at: www.sec.gov.

A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2008 has been mailed to you with this Proxy Statement.  The Annual Report is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934.  The information contained in the “Audit Committee Report,” “Compensation Committee Report,” and “Performance Graph” shall not be deemed “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.  We will provide upon written request, without charge to each stockholder of record as of the record date, a copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2008, as filed with the SEC.  Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by us in furnishing such exhibits.  Any such requests should be directed to our Corporate Secretary at our principal executive offices at 2490 East Sunset Road, Suite 100, Las Vegas, Nevada 89120.

STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY VIA FACSIMILE TO THE ATTENTION OF RAJEEV SESHADRI AT (702) 939-0246 OR IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  YOUR VOTE IS IMPORTANT.

LiveDeal, Inc.

/s/Michael Edelhart
Michael Edelhart
Chief Executive Officer

February 2, 2009

APPENDIX A

FIRST AMENDMENT
TO THE
LIVEDEAL, INC.
AMENDED AND RESTATED 2003 STOCK PLAN

LiveDeal, Inc. (the “Company”) hereby amends the LiveDeal, Inc. Amended and Restated 2003 Stock Plan (the “Plan”), pursuant to Section 12.1 of the Plan, as follows:

1.             Article 2 of the Plan is hereby amended by adding the following new Section 2.2:

2.2           EXPIRATION DATE.  The Plan will expire on and no Award may be granted under the Plan after the tenth anniversary of the Effective Date.  Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the Award Agreement.

2.             Section 3.1(a) of the Plan is hereby amended in its entirety to read as follows:

(a)           “Award” means any Restricted Stock Award, Performance Share Award, Performance-Based Award or Option granted to a Participant under the Plan.

3.             Section 3.1(e) of the Plan is hereby amended by adding the following new sentence to the end thereof:

For any Award subject to the requirements of Section 409A of the Code, the Award Agreement for such Award may prescribe a different definition of the term “Change of Control” that will apply for purposes of such Award and that complies with the requirements of Section 409A of the Code.

4.             Section 3.1(i) of the Plan is hereby amended in its entirety to read as follows:

(i)           “Disability” or “Disabled” means a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.  A Participant will be considered Disabled under the Plan only when he or she furnishes proof acceptable to the Committee of the existence of such Disability.

5.             Section 3.1(k)(2) of the Plan is hereby amended in its entirety to read as follows:

(2)           In the absence of an established market for the Stock of the type described in (1) above, the Fair Market Value shall be determined by the Committee in accordance with the requirements set forth in Treasury Regulation Section 1.409A-1(b)(5)(iv)(B) or any successor provision thereof.

6.             Section 3.1 of the Plan is hereby amended by adding the following new paragraphs to the end thereof:

(v)           “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code and any successor provision thereto.

(w)          “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(x)           “Option” means a right granted to a Participant under Article 14 of the Plan to purchase Stock at a specified price during specified time periods.  An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

7.             Section 4.3(k) of the Plan is hereby amended by adding the following sentence to the end thereof:

Notwithstanding any provision to the contrary, the Committee shall not take any action or fail to take any action with respect to the operation of the Plan or any Award Agreement that would cause all or part of the payment under any Award to be subject to the additional tax under Section 409A of the Code.

8.             Section 5.1 of the Plan is hereby amended in its entirety to read as follows, which amendment shall be effective as of the Effective Date, subject to approval by the Company’s Stockholders:

5.1           NUMBER OF SHARES.  Subject to adjustment provided in Section 11.1, the aggregate number of shares of Stock reserved and available for grant under the Plan shall be 1,400,000.

9.             Section 10.2 of the Plan is hereby amended in its entirety to read as follows:

10.2          EXCHANGE PROVISIONS.  The Committee may, at any time, offer to exchange or buy out any previously granted Award for a payment in cash, Stock or another Award (subject to Section 10.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.  Notwithstanding the foregoing, if an Award is subject to Section 409A of the Code, the Committee will not take any action pursuant to this Section that would result in an impermissible acceleration or further deferral of such Award or that would otherwise cause such Award to be subject to additional tax under Section 409A of the Code.

10.           Section 10.3 of the Plan is hereby amended in its entirety to read as follows:

10.3      TERM OF AWARD.  The term of each Award shall be for the period as determined by the Committee, provided that in no event will the term of any Option exceed a period of ten years from the date of its grant.

11.           Section 10.4 of the Plan is hereby amended by adding the following sentence to the end thereof:

Notwithstanding the foregoing, if an Award is subject to Section 409A of the Code, the Committee will specify the form of payment for such Award (i.e. single payment or installments) in the Award Agreement and any subsequent change to the form of payment for such Award will be made in accordance with Treasury Regulation Section 1.409A-2(b).

12.           Section 11.1 of the Plan is hereby amended by adding the following sentence to the end thereof:

Any substitution made pursuant to this Section shall be made in such a manner that is consistent with the requirements of Section 409A of the Code and that will not affect the status of any Award intended to qualify as an Incentive Stock Option under Section 422 of the Code or as “performance based compensation” under Section 162(m) of the Code.

13.           Section 12.1 of the Plan is hereby amended by adding the following sentence to the end thereof:

In addition, except as otherwise provided in Article 11.1 related to changes in capital structure, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or to cancel outstanding Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval.

14.           The Plan is hereby amended by adding the following new Section 13.14:

13.14.      COMPLIANCE WITH SECTION 409A OF THE CODE. Some of the Awards that may be granted pursuant to the Plan (including Performance Shares) may be considered to be “non-qualified deferred compensation” subject to Section 409A of the Code.  If an Award is subject to Section 409A of the Code, the Award Agreement and this Plan are intended to comply fully with and meet all of the requirements of Section 409A of the Code.  The Award Agreement shall include such provisions as may be necessary to assure compliance with Section 409A of the Code.  An Award subject to Section 409A of the Code also shall be administered in good faith compliance with the provisions of Section 409A of the Code as well as applicable guidance issued by the Internal Revenue Service and the Department of Treasury.  To the extent necessary to comply with Section 409A of the Code, any Award that is subject to Section 409A of the Code may be modified, replaced or terminated in the discretion of the Committee.  Notwithstanding any provision of this Plan or any Award Agreement to the contrary, in the event that the Committee determines that any Award is or may become subject to Section 409A of the Code, the Company may adopt such amendments to the Plan and the related Award Agreements, without the consent of the Participant, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effective dates), or take any other action that the Committee determines to be necessary or appropriate to either comply with Section 409A of the Code or to exclude or exempt the Plan or any Award from the requirements of Section 409A of the Code.

15.           The Plan is hereby amended by adding the following new Article 14, which amendment shall be effective as of the Effective Date, subject to approval by the Company’s Stockholders:

ARTICLE 14
STOCK OPTIONS

14.1          GENERAL.  The Committee is authorized to grant Options to Participants (other than to Non-Employee Directors) on the following terms and conditions:

(a)           EXERCISE PRICE.  The exercise price per share of Stock under an Option will be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option will not be less than the Fair Market Value as of the date of grant.

(b)           TIME AND CONDITIONS OF EXERCISE.  The Committee will determine the time or times at which an Option may be exercised in whole or in part.  The Committee may also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c)           LAPSE OF OPTION.  An Option will lapse under the following circumstances:

(1)           The Option will lapse ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

(2)           Unless otherwise provided in the Award Agreement, the vested portion of the Option will lapse upon the earlier of (i) the Option’s expiration date or (ii) 90 days after a Participant’s termination of employment or service for any reason other than the Participant’s death or Disability.  Upon a Participant’s termination of employment or service with the Company or any Subsidiary, the non-vested portion of the Option will lapse upon the date of such termination.  To the extent that any portion of an Incentive Stock Option is exercised more than 90 days after the date the Participant ceases to be an employee of the Company for any reason (other than death or Disability), the exercise of such portion will be considered the exercise of a Non-Qualified Stock Option; and

(3)           Unless otherwise provided in the Award Agreement, if the Participant terminates employment or service on account of Disability or death before the Option lapses pursuant to paragraph (1) or (2) above, the vested portion of the Option will lapse on the earlier of (i) the Option’s expiration date, or (ii) one year after the date the Participant terminates employment on account of Disability or death.  Upon a Participant’s termination of employment or service with the Company or any Subsidiary, the non-vested portion of the Option will lapse upon the date of such termination.  Upon the Participant’s Disability or death, any Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so under the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition or dies intestate, by the person or persons entitled to receive the Option under the applicable laws of descent and distribution.  To the extent that any portion of an Incentive Stock Option is exercised more than 12 months after the date the Participant ceases to be an employee of the Company on account of Disability, the exercise of such portion will be considered the exercise of a Non-Qualified Stock Option.

(d)           PAYMENT.  The Committee will determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock that have been held by the Participant for at least six months (through actual tender or by attestation), promissory note, or other property (including broker-assisted arrangements), and the methods by which shares of Stock will be delivered or deemed to be delivered to a Participant.

(e)           EVIDENCE OF GRANT.  All Options will be evidenced by an Award Agreement between the Company and the Participant.  The Award Agreement will include such additional provisions as may be specified by the Committee.

14.2          INCENTIVE STOCK OPTIONS.  Incentive Stock Options will be granted only to employees of the Company and any Subsidiary and the terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules.

(a)           EXERCISE PRICE.  The exercise price per share of Stock will be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

(b)           EXERCISE.  In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

(c)           INDIVIDUAL DOLLAR LIMITATION.  The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision.  If for any reason Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess will be considered Non-Qualified Stock Options.

(d)           TEN PERCENT OWNERS.  An Incentive Stock Option will be granted to any individual who, at the date of grant, owns Stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(e)           EXPIRATION OF INCENTIVE STOCK OPTIONS.  No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(f)           RIGHT TO EXERCISE.  During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

16.           Any Awards of Options granted prior to approval of this First Amendment by the Company’s Stockholders shall be expressly conditioned upon Stockholder approval of this First Amendment.

17.           Except as otherwise set forth herein, this Amendment shall be effective as of September 19, 2008 (the “Effective Date”), provided, however, that the Plan has been operated in good faith compliance with Section 409A of the Code for period beginning January 1, 2005 through the Effective Date.

18.           This First Amendment shall amend only the provisions of the Plan as set forth herein, and those provisions not expressly amended hereby shall be considered in full force and effect.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized representative on this 23rd day of October, 2008.

LiveDeal, Inc.

By:	/s/Michael Edelhart
Name:	Michael Edelhart
Its:	Chief Executive Officer

REVOCABLE PROXY

LIVEDEAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 26, 2009

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on February 26, 2009 and the Proxy Statement and appoints Michael Edelhart and Rajeev Seshadri (or either of them), the proxy of the undersigned, with full power of substitution to vote all shares of common stock of LiveDeal, Inc. (the “Company”) that the undersigned is entitled to vote, either on his or her own behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held on February 26, 2009 at 8:00 a.m. local time, at Regus, 71 Stevenson Street, San Francisco, California 94105, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.  The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

Please be sure to sign and date this Proxy in the box below.

Date __________________________

______________________________	______________________________
Stockholder (sign above)	Co-holder (if any) (sign above)

PLEASE MARK VOTES AS IN THIS EXAMPLE:	☒

PROPOSAL NO. 1 – ELECTION OF DIRECTORS
	For	Withhold
Sheryle Bolton	☐	☐
Richard D. Butler, Jr.	☐	☐
Thomas J. Clarke, Jr.	☐	☐
Michael Edelhart	☐	☐
Greg A. LeClaire	☐	☐
Rajesh Navar	☐	☐
Richard F. Sommer	☐	☐

PROPOSAL NO. 2 – AMENDMENT TO 2003 STOCK PLAN
For	Against	Abstain
To amend the LiveDeal, Inc. Amended and Restated 2003 Stock Plan primarily to (i) provide for the grant of stock options under the plan and (ii) increase the number of shares available for issuance under the plan from 800,000 shares to 1,400,000 shares
☐	☐	☐

PROPOSAL NO. 3 – RATIFICATION OF AUDITORS
	For	Against	Abstain
To ratify the appointment of Mayer Hoffman McCann P.C. as LiveDeal’s independent registered public accounting firm for the fiscal year ending September 30, 2009	☐	☐	☐

OTHER MATTERS
	Yes	No
In his discretion, the Proxy is authorized to vote upon such other matters as may properly come before the meeting.	☐	☐

Please disregard the following if you have previously provided your consent decision:

☐ By checking the box to the left, I consent to future delivery of annual reports, proxy statements, prospectuses, other materials, and shareholder communications electronically via the Internet at a website that will be disclosed to me.  I understand that the Company may no longer distribute printed materials to me regarding any future stockholder meeting until such consent is revoked.  I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Registrar and Trust Company, 10 Commerce Drive, Cranford, New Jersey 07016, and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT.  IF YOU DO NOT SPECIFY ON YOUR PROXY HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR PROPOSALS 1, 2, AND 3 IN THE DISCRETION OF THE PROXY ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

^ Detach above card, sign, date and mail in postage paid envelope provided. ^

LIVEDEAL, INC.

Please sign EXACTLY as your name appears hereon.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign.  If shares are held jointly, both owners must sign.

THIS PROXY CARD IS VALID WHEN SIGNED AND DATED.
MAIL YOUR PROXY CARD TODAY.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

______________________________
______________________________
______________________________